Exhibit 99.1
For further information:

Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release

PrivateBancorp Announces Fourth Quarter and Full Year 2015 Earnings Schedule

CHICAGO, December 28, 2015 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it intends to release its fourth quarter and full year 2015 earnings on January 21, 2016, before the market open. The company will host a conference call for investors and analysts at 11 a.m. ET (10 a.m. CT) on the same day. The call-in number is (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International). Call participants should request the PrivateBancorp Fourth Quarter and Full Year 2015 Earnings Call or conference ID: 8500868. A live webcast of the call can be accessed through the "Fourth Quarter and Full Year 2015 Earnings Conference Call" link at investor.theprivatebank.com.

An audio archive of the call will be available at investor.theprivatebank.com approximately two hours after the call ends. A telephone replay will also be accessible after completion of the call through 11:59 p.m. ET, February 4, 2016, by dialing (855) 859-2056 and entering the conference ID number: 8500868. The replay number for international callers is (404) 537-3406.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiary The PrivateBank, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of September 30, 2015, the Company had 35 offices in 12 states and $16.9 billion in assets. The Company's website is www.theprivatebank.com.
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